The Board of Directors
R.H. Phillips, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-93654) on Form S-8 of R.H. Phillips, Inc. of our report dated March 13, 1998, relating to the statements of operations, shareholders' equity, and cash flows of R.H. Phillips, Inc. for the year ended December 31, 1997, which report appears in the December 31,
1998 annual report on Form 10-KSB of R.H. Phillips, Inc.
                          //s//KPMG LLP
March 26, 1999

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-93654) pertaining to the 1995 Stock
Option Plan of R.H. Phillips, Inc. of our report dated March 18,
1999, with respect to the financial statements of R.H. Phillips, Inc. included in the Annual Report (Form 10-KSB) for the year ended
December 31, 1998.
                         //s//ERNST & YOUNG LLP
Sacramento, California
March 26, 1999